Exhibit 99.1

FOR IMMEDIATE RELEASE

COVIA ANNOUNCES FIRST QUARTER 2019 RESULTS

•	Total volumes of 8.0 million tons, up 2% sequentially
•	Net loss from continuing operations of $52.2 million
•	Adjusted EBITDA of $34.9 million
•	Significant strengthening in March results across both segments with momentum continuing in April

INDEPENDENCE, Ohio, May 9, 2019 (GLOBE NEWSWIRE) — Covia (NYSE:CVIA), a leading provider of mineral-based material solutions for the Industrial and Energy markets, today announced results for the first quarter ended March 31, 2019. As a result of the merger that closed on June 1, 2018, Covia’s 2018 reported results under U.S. generally accepted accounting principles (“GAAP”) include the consolidated financial results of both Unimin Corporation (“Unimin”) and Fairmount Santrol Holdings Inc. (“Fairmount Santrol”) for the seven months ended December 31, 2018, as well as the stand-alone results for Unimin for the five months ended May 31, 2018, including the high-purity quartz (“HPQ”) business reported as discontinued operations. Selected pro forma financial results, which reflect combined Unimin and Fairmount Santrol operations prior to the merger and exclude HPQ results, have been provided as exhibits with this release.

Covia separately announced today that it has appointed Richard Navarre, Chairman of the Company’s Board of Directors, as Interim President and Chief Executive Officer.

Richard Navarre, Chairman and Interim President and Chief Executive Officer, said, “It is a great honor and privilege to accept this role and lead an organization with such talented people. Combined with our strong asset base and customer relationships, I am confident that we will accelerate our strategy to optimize the performance of our assets, maximize free cash flow and reduce debt over the next several quarters.”

Mr. Navarre continued, “Our first quarter results were in line with what we had communicated on our last call, however, I am confident that by leveraging our core strengths and executing on our strategy, we can achieve more. We are encouraged by the positive momentum as we exited the quarter with an improved cost position, improved pricing for Northern White Sand and stronger volumes. These factors, combined with our growing local sand volumes, seasonal growth in our Industrial segment and intense focus on optimizing the performance of our assets, are expected to be catalysts for improved second quarter results.”

First Quarter 2019 Results

•

Total volumes of 8.0 million tons, an increase of 2% sequentially with equal growth coming from the Industrial and Energy segments. First quarter 2019 total volumes decreased 13% compared to the first quarter of 2018 on a pro forma basis due to lower proppant demand.

•

Total revenues of $428.2 million, a decline of 3% sequentially. First quarter 2019 total revenues decreased 33% compared to the first quarter of 2018 on a pro forma basis due primarily to lower Energy volumes and pricing.

•	Selling, general and administrative expenses of $42.0 million, a sequential decrease of $3.9 million.
o	First quarter 2019 selling, general and administrative expenses include $2.8 million in non-cash stock compensation.
•	Net loss from continuing operations of $52.2 million, or $0.40 per share.
•	Adjusted EBITDA of $34.9 million compared to $43.9 million in the fourth quarter of 2018 and $148.8 million in the first quarter of 2018 on a pro forma basis.

First Quarter 2019 Segment Results

Industrial Segment Results

•	Volumes of 3.6 million tons, similar to the first quarter of 2018 on a pro forma basis.

•

Revenues of $192.2 million, a decline of $1.3 million from the first quarter of 2018 on a pro forma basis. Revenues for Industrial products increased $2.7 million over the prior year pro forma period as a result of price increases which were offset by lower transportation-related revenues.

•

Segment gross profit of $51.6 million, a decrease of $3.5 million from the first quarter of 2018 on a pro forma basis due in part to a shift in product mix toward lower margin products, as well as higher costs, particularly at hybrid plants, which produce for both Industrial and Energy markets and were negatively impacted by lower utilization.

Energy Segment Results

•

Volumes of 4.4 million tons, a 2% sequential increase driven by growth in local sand volumes and stable Northern White Sand volumes, partially offset by the elimination of volumes from the Voca, Texas facilities which are idled.

•	Revenues of $236.1 million, down 8% sequentially, driven primarily by a greater mix of local sand sales as well as lower local sand pricing.
•

Segment gross profit of $15.1 million, down $16.2 million sequentially, driven primarily by lower local sand prices, and higher costs from rail rate increases and harsh weather-related operating conditions. The Company implemented a modest price increase on Northern White Sand toward the end of the first quarter.

o	Gross profit was negatively impacted by $2.1 million in losses at the Company’s idled Voca facilities and $2.1 million in non-cash charges related to the new lease accounting standard.

Balance Sheet Update

•	Total liquidity of $225 million as of March 31, 2019, which is composed of $37 million in cash and cash equivalents and $188 million of availability on its revolving credit facility.
•	As of May 8, 2019, the cash balance had improved to approximately $90 million.
•	First quarter 2019 capital expenditures totaled $32.9 million, primarily related to completion of local sand facilities.

Outlook

The Company reaffirmed its previously provided second quarter and full year outlook.

Second quarter 2019 expectations are:

•	Industrial volumes of 3.8 million tons.
•	Energy volumes of 5.0 million to 5.3 million tons.

Full year 2019 expectations are:

•	2019 selling, general and administrative expenses of $160 million to $170 million, which includes approximately $10 million in non-cash stock compensation.
•	2019 capital expenditures are expected to be in the range of $80 million to $100 million.

Use of Certain Non-GAAP and Adjusted Financial Measures

Covia reports its financial results in accordance with GAAP. However, Covia’s management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes EBITDA and adjusted EBITDA, which are non-GAAP financial measures, including on a pro forma basis. Covia may also present other non-GAAP financial measures which are identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in exhibits attached to this release. Covia defines EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization, and adjusted EBITDA as EBITDA before non-cash stock-based compensation, merger-related expenses, restructuring charges, asset impairments and certain other income or expenses. Covia defines pro forma EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization for the combined Unimin and Fairmount Santrol operations for the periods reported and excludes HPQ results. Adjusted pro forma EBITDA is defined by Covia as pro forma EBITDA before non-cash stock-based compensation, asset impairments and certain other income or expenses. Pro forma financial results for 2018 and 2017, as shown in the exhibits attached to this release, include combined results of operations for Fairmount Santrol and Unimin for periods preceding the June 1, 2018 merger. Non-GAAP financial measures should not be considered a substitute for the financial results prepared in accordance with GAAP, but should be viewed in addition to the results as reported by Covia. Covia also believes pro forma EBITDA and pro forma adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operational performance and compare the results of our operations from period to period without regard to the Company’s financing costs or capital structure.

Conference Call

Covia will host a conference call and live webcast for analysts and investors today, May 9, 2019, at 8:30 a.m. Eastern Time to discuss its financial results. Interested parties are invited to listen to a live audio webcast of the conference call, which will be accessible on the Investor Relations section of the Company’s website (ir.CoviaCorp.com). To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. An archived replay of the call will also be available on the website. The call may also be accessed live by dialing (877) 273-6113 or, for international callers, (647) 689-5399. The conference ID for the call is 8554668. A replay will be available on the website and can be accessed by dialing (800) 585-8367 or (416) 621-4642. The passcode for the replay is 8554668. The replay of the call will be available through May 16, 2019.

About Covia

Covia is a leading provider of mineral-based material solutions for the Industrial and Energy markets, representing the legacy and combined strengths from the June 2018 merger of Unimin and Fairmount Santrol. The Company is a leading provider of diversified mineral solutions to the glass, ceramics, coatings, foundry, polymers, construction, water filtration, sports and recreation markets. The Company offers a broad array of high-quality products, including high-purity silica sand, nepheline syenite, feldspar, clay, kaolin, lime, resin systems and coated materials, delivered through its comprehensive distribution network. Covia offers its Energy customers an unparalleled selection of proppant solutions, additives, and coated products to enhance well productivity and to address both surface and down-hole challenges in all well environments. Covia has built long-standing relationships with a broad customer base consisting of blue-chip customers. Underpinning these strengths is an unwavering commitment to safety and to sustainable development further enhancing the value that Covia delivers to all of its stakeholders. For more information, visit CoviaCorp.com.

About the Merger

On June 1, 2018, Unimin completed a business combination (“merger”) whereby Fairmount Santrol, now known as Bison Merger Sub I, LLC, merged into a wholly-owned subsidiary of Unimin and ceased to exist as a separate corporate entity. Immediately following the consummation of the merger, Unimin changed its name to Covia Holdings Corporation and began operating under that name. The common stock of Fairmount Santrol was delisted from the NYSE prior to the market opening on June 1, 2018, and Covia commenced trading under the ticker symbol “CVIA” on that same date.

Caution Concerning Forward-Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of the Company’s management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although the Company’s management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, and results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to: changes in prevailing economic conditions, including fluctuations in supply of, demand for, and pricing of, the Company’s products; potential business uncertainties relating to the merger, including potential disruptions to the Company’s business and operational relationships, the Company’s ability to achieve anticipated synergies, and the anticipated costs, timing and complexity of the Company’s integration efforts; loss of, or reduction in, business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the Company’s ability to successfully develop and market new products; the Company’s rights and ability to mine its property and its renewal or receipt of the required permits and approvals from government authorities and other third parties; the Company’s ability to implement and realize efficiencies from capacity expansion plans, and cost reduction initiatives within its time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to the Company’s business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; other operating risks beyond the Company’s control; the risks discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on March 22, 2019; and the other factors discussed from time to time in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filing

Covia
Condensed Consolidated Statements of Income (Loss)
(unaudited)
	Three Months Ended March 31,
	2019	2018
	(in thousands, except per share amounts)

Revenues	$428,246	$369,821
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)	361,560	260,319

Operating expenses
Selling, general and administrative expenses(A)	41,960	25,224
Depreciation, depletion and amortization expense	58,095	27,131
Restructuring charges	2,002	-
Other operating income, net	(6,859)	-
Operating income (loss) from continuing operations	(28,512)	57,147

Interest expense, net	25,603	2,298
Other non-operating expense, net	2,187	8,193
Income (loss) from continuing operations before provision (benefit) for income taxes	(56,302)	46,656

Provision (benefit) for income taxes	(4,054)	9,870
Net income (loss) from continuing operations	(52,248)	36,786
Less: Net income from continuing operations attributable to the non-controlling interest	(3)	-
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(52,245)	36,786

Income from discontinued operations, net of tax	-	8,756

Net income (loss) attributable to Covia Holdings Corporation	$(52,245)	$45,542

Continuing operations earnings (loss) per share
Basic	$(0.40)	$0.31
Diluted	(0.40)	0.31

Discontinued operations earnings per share
Basic	-	0.07
Diluted	-	0.07

Earnings (loss) per share
Basic	(0.40)	0.38
Diluted	$(0.40)	$0.38

Weighted average number of shares outstanding
Basic	131,287	119,645
Diluted	131,287	119,645

(A) - Stock compensation expense of $2,767 for the three months ended March 31, 2019 is included within selling, general, and administrative expenses.  We did not have stock compensation expense in the three months ended March 31, 2018.

Covia
Condensed Consolidated Statements of Cash Flows
(unaudited)
	Three Months Ended March 31,
	2019	2018
	(in thousands)
Net income (loss) attributable to Covia Holdings Corporation	$(52,245)	$45,542
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	58,095	29,409
Amortization of deferred financing costs	1,490	-
Restructuring charges	2,002	-
Deferred income tax benefit	(8,596)	579
Stock compensation expense	2,767	-
Net income from non-controlling interest	(3)	-
Other, net	(1,852)	(1,424)
Change in operating assets and liabilities, net of business combination effect:
Accounts receivable	(44,525)	(30,490)
Inventories	2,785	(4,607)
Prepaid expenses and other assets	7,703	(281)
Accounts payable	(6,364)	(13,323)
Accrued expenses	(16,339)	(3,264)
Net cash provided by (used in) operating activities	(55,082)	22,141

Cash flows from investing activities
Capital expenditures	(32,881)	(46,253)
Capitalized interest	(3,283)	-
Proceeds from sale of fixed assets	-	334
Other investing activities	-	(52)
Net cash used in investing activities	(36,164)	(45,971)

Cash flows from financing activities
Payments on Term Loan	(4,125)	-
Payments on term debt	-	(328)
Payments on other long-term debt	(87)	-
Payments on finance lease liabilities	(1,120)	-
Proceeds from share-based awards exercised or distributed	(24)	-
Tax payments for withholdings on share-based awards exercised or distributed	(333)	-
Net cash used in financing activities	(5,689)	(328)

Effect of foreign currency exchange rate changes	97	373
Decrease in cash and cash equivalents	(96,838)	(23,785)

Cash and cash equivalents:
Beginning of period	134,130	308,059
End of period	$37,292	$284,274

Covia
Condensed Consolidated Balance Sheets
(unaudited)
	March 31, 2019	December 31, 2018
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$37,292	$134,130
Accounts receivable, net	312,052	267,268
Inventories, net	160,466	162,970
Other receivables	28,273	40,306
Prepaid expenses and other current assets	25,388	20,941
Total current assets	563,471	625,615

Property, plant and equipment, net	2,800,885	2,834,361
Operating right-of-use assets, net	422,897	-
Deferred tax assets, net	8,068	8,740
Goodwill	131,655	131,655
Intangibles, net	92,931	137,113
Other non-current assets	23,526	18,633
Non-current assets of discontinued operations	-	-
Total assets	$4,043,433	$3,756,117

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$15,700	$15,482
Operating lease liabilities, current	73,305	-
Accounts payable	125,428	145,070
Accrued expenses	103,833	130,161
Total current liabilities	318,266	290,713

Long-term debt	1,611,201	1,612,887
Operating lease liabilities, non-current	315,841	-
Employee benefit obligations	53,349	54,789
Deferred tax liabilities, net	256,108	267,350
Other non-current liabilities	83,336	75,425
Non-current liabilities of discontinued operations	-	-
Total liabilities	2,638,101	2,301,164

Equity
Common stock	1,777	1,777
Additional paid-in capital	386,585	388,027
Retained earnings	1,595,714	1,647,959
Accumulated other comprehensive loss	(95,342)	(95,225)
Treasury stock at cost	(483,956)	(488,141)
Non-controlling interest	554	556
Total equity	1,405,332	1,454,953
Total liabilities and equity	$4,043,433	$3,756,117

Covia
Pro Forma Segment Information
(unaudited)
(in thousands)
	Three Months Ended March 31,
	2019	2018
	Covia, As Reported	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	4,432	2,976	2,636	5,612
Industrial	3,565	2,971	578	3,549
Total volumes	7,997	5,947	3,214	9,161

Revenues
Energy	$236,075	$207,461	$242,182	$449,643
Industrial	192,171	162,360	31,156	193,516
Total revenues	428,246	369,821	273,338	643,159

Segment gross profit(3)
Energy	15,064	65,495	76,114	141,609
Industrial	51,622	44,007	11,146	55,153
Total segment gross profit	$66,686	$109,502	$87,260	$196,762

	Three Months Ended December 31,
	2018
	Covia, As Reported
Volumes (tons)
Energy	4,354
Industrial	3,483
Total volumes	7,837

Revenues
Energy	$255,611
Industrial	185,719
Total revenues	441,330

Segment gross profit(3)
Energy	31,252
Industrial	50,544
Total segment gross profit	$81,796
__________

(1) Fairmount Santrol Pre-Merger financial results for the three months ended March 31, 2018 are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), as previously reported by Fairmount Santrol.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) In the three months ended March 31, 2019, Energy segment gross profit was negatively impacted by the $2.1 million of non-cash charges relating to operating leases as a result of the adoption of Topic 842.

As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the three months ended March 31, 2019, $0.8 million of this write-up was expensed through cost of goods sold, thereby reducing segment gross profit.  Of this $0.8 million for the three months ended March 31, 2019, $0.4 million impacted the Energy segment and $0.4 million impacted the Industrial segment.  For the three months ended December 31, 2018, $3.6 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $3.6 million for the three months ended December 31, 2018, $2.5 million and $1.1 million impacted the Energy and Industrial segments, respectively.

In the three months ended December 31, 2018, Energy segment gross profit was negatively impacted by $8.1 million from the in-basin facilities due to start-up costs and losses as they were scaling production.

Covia
Pro Forma Net Income (Loss) Information & Reconciliation to Non-GAAP Measures (unaudited)

The following table reconciles EBITDA and Adjusted EBITDA, non-GAAP financial measures, to the most directly comparable GAAP measure, net income (loss) from continuing operations (amounts in thousands)

	Three Months Ended March 31,
	2019	2018
	As Reported	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Covia Pro Forma Combined(2)
Revenues	$428,246	$369,821	$273,338	$-	$643,159
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(9)	361,560	260,319	186,078	-	446,397

Operating expenses
Selling, general and administrative expenses	41,960	25,224	27,353	(3,334)	49,243
Depreciation, depletion and amortization expense	58,095	27,131	17,225	6,008	50,364
Goodwill and other asset impairments	-	-	-	-	-
Restructuring charges	2,002	-	-	-	-
Other operating income, net	(6,859)	-	(729)	-	(729)
Operating income (loss) from continuing operations	(28,512)	57,147	43,411	(2,674)	97,884

Interest expense, net	25,603	2,298	13,783	4,265	20,346
Other non-operating expense, net	2,187	8,193	-	(5,300)	2,893
Income (loss) from continuing operations before provision (benefit) for income taxes	(56,302)	46,656	29,628	(1,639)	74,645

Provision (benefit) for income taxes	(4,054)	9,870	872	636	11,378
Net income (loss) from continuing operations	(52,248)	36,786	28,756	(2,275)	63,267
Less: Net income from continuing operations attributable to the non-controlling interest	(3)	-	3	-	3
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(52,245)	36,786	28,753	(2,275)	63,264

Interest expense, net	25,603	2,298	13,783	4,265	20,346
Provision (benefit) for income taxes	(4,054)	9,870	872	636	11,378
Depreciation, depletion and amortization expense	58,095	27,131	17,225	6,008	50,364
EBITDA	27,399	76,085	60,633	8,634	145,352

Non-cash charges relating to operating leases(4)	2,100	-	-	-	-
Non-cash stock compensation expense(5)	2,767	-	3,420	-	3,420
Costs and expenses related to the Merger and integration(6)	651	5,300	3,334	(8,634)	-
Restructuring expenses(7)	2,002	-	-	-	-
Adjusted EBITDA	$34,919	$81,385	$67,387	$-	$148,772

	Three Months Ended December 31,
	2018
	As Reported
Revenues	$441,330
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(9)	359,534

Operating expenses
Selling, general and administrative expenses	45,828
Depreciation, depletion and amortization expense	63,996
Goodwill and other asset impairments	(10,609)
Restructuring charges	7,204
Other operating expense (income), net	(4,694)
Operating income (loss) from continuing operations	(19,929)

Interest expense, net	24,997
Other non-operating expense, net	(1,327)
Income from continuing operations before provision for income taxes	(43,599)

Provision (benefit) for income taxes	4,511
Net income (loss) from continuing operations	(48,110)
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	29
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(48,139)

Interest expense, net	24,997
Provision (benefit) for income taxes	4,511
Depreciation, depletion and amortization expense	63,996
EBITDA	45,365

Non-cash stock compensation expense(5)	2,365
Costs and expenses related to the Merger and integration(6)	3,156

Restructuring expenses(7)	3,599
Goodwill and other asset impairments(8)	(10,609)
Adjusted EBITDA	$43,876
__________

(1) The unaudited pro forma condensed financial information presents the Company’s combined results as if the Merger had occurred on January 1, 2017.   The pro forma financial information was prepared to give effect to events that are (i) directly attributable to the Merger; (ii) factually supportable; and (iii) expected to have a continuing impact on the Company’s results.   All material intercompany transactions during the periods presented have been eliminated.  These pro forma results include adjustments for interest expense that would have been incurred to finance the transaction and reflect purchase accounting adjustments for additional depreciation, depletion and amortization on acquired property, plant and equipment and intangible assets in prior periods which resulted in a reduction to depreciation, depletion and amortization in the current periods.  The pro forma results exclude Merger related transaction costs and expenses that were incurred in conjunction with the transaction for all periods presented.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) Fairmount Santrol Pre-Merger financial results are for Fairmount Santrol for the three months ended March 31, 2018, as previously reported by Fairmount Santrol.

(4) Represents amount of operating lease expense incurred for the three months ended March 31, 2019 related to intangible assets that were reclassified to Operating right-of-use assets, net on the Condensed Consolidated Balance Sheets, as a result of the adoption of Topic 842.  The expense, previously recognized as non-cash amortization expense, is now recognized in Cost of goods sold (excluding depreciation, depletion, and amortization shown separately) on the Condensed Consolidated Statement of Income (Loss).

(5) Represents the non-cash expense for stock-based awards issued to employees and outside directors. Stock compensation expenses are reported in Selling, general & administrative expenses ("SG&A").

(6) Costs and expenses related to the Merger with Fairmount Santrol include legal, accounting, financial advisory services, severance, debt extinguishment, and integration expenses.

(7) Represents expenses associated with restructuring activities as a result of the Merger and idled plant facilities, including, pension and severance expenses, in addition to other liabilities recognized.

(8) Represents expenses associated with the impairment of goodwill in the Energy segment and the impairment of assets from idled facilities for the three months ended December 31, 2018.

(9) In the three months ended March 31, 2019, cost of goods sold included $2.1 million of non-cash charges relating to operating leases as a result of the adoption of Topic 842.

As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the three months ended March 31, 2019, $0.8 million of this write-up was expensed through cost of goods sold, thereby reducing segment gross profit.  Of this $0.8 million for the three months ended March 31, 2019, $0.4 million impacted the Energy segment and $0.4 million impacted the Industrial segment.  For the three months ended December 31, 2018, $3.6 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $3.6 million for the three months ended December 31, 2018, $2.5 million and $1.1 million impacted the Energy and Industrial segments, respectively.

In the three months ended December 31, 2018, Energy segment gross profit was negatively impacted by $8.1 million from the in-basin facilities due to start-up costs and losses as they were scaling production.

Investor contact:

Matthew Schlarb

440-214-3284

Matthew.Schlarb@coviacorp.com

Source: Covia